UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2016

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 4, 2016, Hilton Worldwide Holdings Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on two proposals described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 8, 2016. The final voting results are as follows:

Proposal No. 1 – Amendment to Certificate of Incorporation

The Company’s stockholders voted upon and approved three alternative amendments to the Company’s amended and restated certificate of incorporation to (i) effect a reverse stock split of the Company’s common stock at a ratio determined by the Company’s board of directors from the three designated alternatives and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of the Company’s common stock by the approved reverse split ratio.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
950,829,403	1,126,858	777,360	—

Proposal No. 2 – Adjournment of Special Meeting

The Company’s stockholders voted upon and approved a proposal to adjourn the Special Meeting, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
935,816,343	16,753,471	163,807	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: October 7, 2016